SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 25, 2001

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                       ATLANTIC TECHNOLOGY VENTURES, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                        0-27282               36-3898269
 (State or other jurisdiction      (Commission file number)   (I.R.S. employer
of incorporation or organization)                            identification no.)





         150 Broadway
          Suite 1009                                              10038
      New York, New York                                        (Zip code)
    (Address of principal
      executive offices)

       Registrant's telephone number, including area code: (212) 267-2503

Item 5.           Other Events.

      As described below, Atlantic Technology Ventures, Inc. ("Atlantic") and BH Capital Investments, L.P. and Excalibur Limited Partnership (collectively, the "Investors") have further amended certain terms of the investment by the Investors in shares of Atlantic's Series B convertible preferred stock.

      On September 28, 2000, the Investors purchased from Atlantic shares of Atlantic's Series B convertible preferred stock and warrants to purchase shares of Atlantic's common stock. (For a description of this transaction and a copy of the related documents, including the convertible preferred stock and warrants purchase agreement (the "Purchase Agreement"), see Atlantic's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000. For a description of the stock repurchase agreement between Atlantic and the Investors (the "Stock Purchase Agreement") and amendments to the Stock Purchase Agreement, Purchase Agreement, and related documents, see Atlantic's Current Reports on Form 8-K filed with the SEC on December 11, 2000, December 29, 2000, and January 24, 2001.)

      On January 25, 2001, Atlantic and the Investors agreed that (1) in items
(10) and (11) of the definition of "Repurchase Event" in the Purchase Agreement, all references to "the Company" should be to Optex Ophthalmologics, Inc., the majority-owned subsidiary of Atlantic, and (2) that the Investors waive any Repurchase Event (as defined in the Purchase Agreement) that may be caused by occurrence of the event referenced in item (12) of the definition of Repurchase Event, namely failure of the average closing bid price of Atlantic's common stock for the ten trading days preceding January 31, 2001, to exceed $1.00 per share).


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Atlantic Technology Ventures, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2001        ATLANTIC TECHNOLOGY VENTURES, INC


                              By:   /s/ Frederic P. Zotos
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                                    Frederic P. Zotos
                                    President


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